Exhibit 99.1

CASELLA WASTE SYSTEMS REALIGNS OPERATIONS, REDUCES COSTS AND UPDATES FISCAL YEAR 2013 GUIDANCE

RUTLAND, VT (August 10, 2012) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional vertically-integrated solid waste, recycling and resource management services company, announced today a realignment of its operations that will streamline its support functions and is expected to eliminate approximately $6.5 million of annualized costs. This realignment further builds upon the steps the company has taken over the past 12 months to adjust its cost structure, while still maintaining the company’s focus on its main strategic growth objectives.

The realignment includes the following organizational changes:

•	Enhancing certain aspects of the sales function to better facilitate customer service and retention, pricing growth, and support of strategic growth initiatives;

•	Streamlining operations support to better align transportation, route management and maintenance functions at the local level; and

•	Reducing corporate overhead and staff to match organizational needs and to reduce costs.

The company expects to take a one-time severance and reorganization charge of approximately $1.5 million in its second quarter.

“The steps we have taken this week to realign our management structure are expected to improve our cost structure by roughly 100 basis points, but more importantly will make our field teams more agile and responsive to customer needs,” said John W. Casella, chairman and CEO of Casella Waste Systems. “Our local management teams are in the best position to make informed local market decisions and to effectively service our customers. We believe that we are now better positioned to serve our customers and grow our business in the current economic environment.”

For the quarter ended July 31, 2012, the company continued to experience declines in special waste volumes at its western region landfills and weakness in recycling commodity pricing resulting in weaker than expected performance. While the company expects the cost reductions announced above to substantially offset these revenue losses, the company does not expect these revenue streams to return through the remainder of our fiscal year. As such, the company has revised guidance for its fiscal year 2013, which began May 1, 2012, by estimating results in the following ranges:

•	Revenues between $475.0 million and $485.0 million;

•	Adjusted EBITDA* between $101.0 million and $105.0 million; and

•	Free Cash Flow* between $4.0 million and $8.0 million.

The above guidance does not include the financial impacts from the potential sale of Maine Energy or the potential refinancing of the 11.0 percent $180.0 million second lien notes due July 2014 during fiscal year 2013.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, legal settlement charges, a bargain purchase gain, asset impairment charges, an environmental remediation charge, severance and reorganization charges, as well as a one-time discretionary bonus (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors should contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, and media should contact Joseph Fusco, vice president at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may be unable to sell our waste-to-energy facility and shift waste volumes to other landfill sites. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2012.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com